                                                                 Exhibit 32.1

           Certification Pursuant to 18 U.S.C. Section 1350 as Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purpose of Section 906 of the Sarbanes-Oxley Act of 2002, and
solely to the extent this certification may be applicable to this report, the undersigned hereby certify that this report of TenthGate Incorporated (the
"Company") fully complies with the requirements of section 13(a) or 15(d) of the
Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 10, 2006        /s/ Tim Novak
                                Name:    Tim Novak
                                Title:   President and Chief Executive Officer

                                /s/ L. Joy Putnam
                                Name:    L. Joy Putnam
                                Title:   Chief Financial Officer